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                                                                    Exhibit 99.1

                  CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Corporate Property Associates 15 Incorporated ("the Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William Polk Carey, Co-Chief Executive Officer of the Company, and Gordon F. DuGan, Acting Co-Chief Executive Officer, certify to the best of our knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/      William Polk Carey              /s/    Gordon F. DuGan
         ------------------                     ----------------
         William Polk Carey                     Gordon F. DuGan
         Co-Chief Executive Officer             Acting Co-Chief Executive
                                                  Officer
         8/13/02                                8/13/02
         Date                                   Date